Exhibit 99.1

Execution Version

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 25, 2012, by and among NuPathe Inc., a Delaware corporation with headquarters located at 227 Washington Street, Suite 200, Conshohocken, Pennsylvania 19428 (the “Company”), and each investor identified on the signature pages hereto (individually, an “Investor” and collectively, the “Investors”).

BACKGROUND

A.            The Company and each Investor are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B.            Each Investor, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, units (“Units”) consisting of (i) shares (the aggregate amount for all Investors together shall collectively be referred to herein as the “Preferred Shares”) of the Series A Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) which are convertible into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) pursuant to the Certificate of Designation of the Series A Preferred Stock, in substantially the form attached hereto as Exhibit E (the “Certificate of Designation”) (the shares of Common Stock issuable upon conversion of the Preferred Shares issued to the Investors, collectively, the “Common Shares”) and (ii) warrants, in substantially the form attached hereto as Exhibit F, including the form of exercise notice and form of assignment notice attached thereto (the “Warrants”), to acquire shares of Common Stock (the shares of Common Stock issuable upon exercise of or otherwise pursuant to the Warrants issued to the Investors, collectively, the “Warrant Shares”). The Preferred Shares, the Common Shares, the Warrants and the Warrant Shares issued or issuable pursuant to this Agreement are collectively referred to herein as the “Securities.”

C.            Each Unit will be offered at the Per Unit Purchase Price as of the Closing Date, and will consist of (i) one one-thousandth (1/1,000) of a share of Preferred Stock and (ii) a Warrant to purchase one share of Common Stock.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I
DEFINITIONS

1.1                                 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Additional Registrable Shares” has the meaning set forth in Section 6.1(a).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Agreement” has the meaning set forth in the Preamble.

“Approval Exception” has the meaning set forth in Section 4.7(a).

“Board Recommendation” has the meaning set forth in Section 4.7(b).

“Business Day” means any day other than Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in The State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the date and time of the Closing and shall be within one (1) Trading Day after satisfaction of the closing conditions set forth in Article V.

“Closing Price” means, for any date, the closing bid price per share of the Common Stock for such date (or, if not a Trading Day, the nearest preceding date that is a Trading Day) on the primary Eligible Market or exchange or quotation system on which the Common Stock is then listed or quoted.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Morgan, Lewis & Bockius LLP, counsel to the Company.

“Company Offering Expenses” means the fees, commissions and out-of-pocket expenses directly relating to the offering and the stockholder approval which are payable by the Company.

“Company’s knowledge” (or words of similar meaning regarding the awareness of the Company of particular information) means the actual present knowledge of the Company’s current executive officers.

“Common Shares” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals.

“Contingent Obligation” has the meaning set forth in Section 3.1(z).

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for Common Stock.

“Cut Back Shares” has the meaning set forth in Section 6.1(a).

“Director Exception” has the meaning set forth in Section 4.7(a).

“Disclosure Materials” has the meaning set forth in Section 3.1(g).

“Effective Date” means the date that the Registration Statement is first declared effective by the SEC.

“Effectiveness Period” has the meaning set forth in Section 6.1(b).

“8-K Filing” has the meaning set forth in Section 4.4.

“Eligible Market” means any of the New York Stock Exchange, the NYSE MKT LLC, the NASDAQ Global Select Market, the NASDAQ Global Market, or the NASDAQ Capital Market.

“Environmental Laws” has the meaning set forth in Section 3.1(cc).

“Event” has the meaning set forth in Section 6.1(d).

“Event Payments” has the meaning set forth in Section 6.1(d).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Events” has the meaning set forth in Section 6.1(d)(iii).

“Excluded Investors” means Leerink Swann LLC and MTS Securities, LLC, and each of their Affiliates.

“FDA” has the meaning set forth in Section 3.1(u).

“Filing Date” means the date that is twenty (20) days after the Closing Date or, if such date is not a Business Day, the next date that is a Business Day.

“GAAP” has the meaning set forth in Section 3.1(g).

“Hazardous Materials” has the meaning set forth in Section 3.1(cc).

“Indebtedness” has the meaning set forth in Section 3.1(z).

“Indemnified Party” has the meaning set forth in Section 6.4(c).

“Indemnifying Party” has the meaning set forth in Section 6.4(c).

“Insolvent” has the meaning set forth in Section 3.1(h).

“Intellectual Property Rights” has the meaning set forth in Section 3.1(s).

“Investor” has the meaning set forth in the Preamble.

“Investor Designees” has the meaning set forth in Section 4.12.

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement.

“Lead Investors” means Quaker and Safeguard.

“Lien” means any lien, charge, claim, security interest, encumbrance or other similar restrictions.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation, reasonable out-of-pocket attorneys’ fees.

“Material Adverse Effect” means a material adverse effect on (i) the results of operations, assets, business, prospects or financial condition of the Company or (ii) the Company’s ability to perform its obligations under any of the Transaction Documents; provided, that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect:  (a) a change in the market price or trading volume of the Common Stock, (b) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a materially disproportionate effect on the Company, or (c) effects resulting from or relating to the announcement or disclosure of the sale of Securities or other actions contemplated hereby.

“Material Permits” has the meaning set forth in Section 3.1(u).

“Nasdaq” means The Nasdaq Stock Market LLC.

“Options” means any outstanding rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

“Other Registrable Shares” has the meaning set forth in the definition of Registrable Securities.

“Person” has the meaning set forth in Section 3.1(z).

“Per Unit Purchase Price” means $2.00 per Unit.

“Placement Agents” has the meaning set forth in Section 3.1(l).

“Preferred Shares” has the meaning set forth in the Recitals.

“Preferred Stock” has the meaning set forth in the Recitals.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Proxies” has the meaning set forth in Section 4.11.

“Proxy Statement” has the meaning set forth in Section 4.7(b).

“Quaker” means Quaker Bioventures II, L.P.

“Registrable Securities” means (i) the Common Shares and the Warrant Shares issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing and (ii) any other shares of Common Stock held by an Investor as of the date hereof (“Other Registrable Shares”); provided, that the Investor has completed and delivered to the Company the Registration Statement Questionnaire attached hereto as Exhibit A-2; and provided, further, that with respect to a particular Investor, such Investor’s Common Shares and Warrant Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (i) a sale pursuant to a Registration Statement or Rule 144, or (ii) becoming eligible for resale by the Investor under Rule 144 without limitation as to volume.

“Registrable Securities’ Value” has the meaning set forth in Section 6.1(d).

“Registration Statement” means each registration statement required to be filed under Article VI, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Regulation D” has the meaning set forth in the Recitals.

“Required Effectiveness Date” means (i) if the Registration Statement does not become subject to review by the SEC, the date which is the earliest of (a) seventy-five (75) days after the Closing Date, or if such date is not a Business Day, the next day that is a Business Day, or (b) three (3) Trading Days after the Company receives notification from the SEC that the Registration Statement will not become subject to review, or (ii) if the Registration Statement becomes subject to review by the SEC, the date which is the earliest of (a) one hundred and five (105) days after the Closing Date, or if such date is not a Business Day, the next day that is a

Business Day, or (b) three (3) Trading Days after the Company receives notification from the SEC that the SEC has no further comment to the Registration Statement.

“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Safeguard” means Safeguard Delaware, Inc.

“SEC” has the meaning set forth in the Recitals.

“SEC Reports” has the meaning set forth in Section 3.1(g).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Short Sales” has the meaning set forth in Section 4.9.

“Stockholder Approval” has the meaning set forth in Section 4.7(b).

“Stockholders’ Meeting” has the meaning set forth in Section 4.7(b).

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed or quoted on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not listed or quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE MKT LLC, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction” has the meaning set forth in Section 3.2(i).

“Transaction Documents” means this Agreement (including, the schedules and exhibits attached hereto), the Certificate of Designation, the Warrants, the Transfer Agent Instructions, the Proxies, the Investor Representation Letters and any other certifications or representation letters delivered by Investors for purposes of removing restricted legends from the Securities.

“Transfer Agent” means Broadridge Corporate Issuer Solutions, Inc., or any successor transfer agent for the Company.

“Transfer Agent Instructions” means, with respect to the Company, the Irrevocable Transfer Agent Instructions, in the form of Exhibit C, executed by the Company and delivered to and acknowledged in writing by the Transfer Agent.

“Units” has the meaning set forth in the Recitals.

“Voting Proposal” has the meaning set forth in Section 4.7(b).

“Warrants” has the meaning set forth in the Recitals.

“Warrant Shares” has the meaning set forth in the Recitals.

ARTICLE II
PURCHASE AND SALE

2.1                 Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, such number of Units equal to such Investor’s Investment Amount divided by the Per Unit Purchase Price. The date and time of the Closing and shall be 3:00 p.m., New York City Time, on the Closing Date. The Closing shall take place at the offices of the Company’s Counsel.

2.2                 Closing Deliveries.

(a)                   At the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

(i)                    a copy of the Company’s irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 4.1(b) hereof), evidencing such number of Preferred Shares equal to such Investor’s Investment Amount divided by the Per Unit Purchase Price divided by one thousand (1,000), registered in the name of such Investor;

(ii)                   a Warrant, issued in the name of such Investor, pursuant to which such Investor shall have the right to acquire such number of Warrant Shares equal to the number of Units purchased by such Investor;

(iii)                  duly executed Transfer Agent Instructions acknowledged by the Transfer Agent;

(iv)                  the Certificate of Designation, certified by the Secretary of State of the State of Delaware;

(v)                   a legal opinion of Company Counsel, in a form reasonably acceptable to the Lead Investors, executed by such counsel and delivered to the Investors;

(vi)                  a certificate of the Secretary of the Company, dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, (b) certifying the current versions of the certificate of incorporation and by-laws of the Company, as amended, and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company; and

(vii)                 a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, certifying the fulfillment of the conditions specified in Section 5.1.

(b)                   At the Closing, each Investor shall deliver or cause to be delivered to the Company the purchase price set forth on such Investor’s signature page to this Agreement in United States dollars and in immediately available funds, by wire transfer to an account designated in writing to such Investor by the Company for such purpose.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1                 Representations and Warranties of the Company. The Company hereby represents and warrants, as of the date hereof (except for representations and warranties that speak as of a specific date, which shall be made as of such date), to the Investors and the Placement Agents that, except as disclosed in SEC Reports filed on or before the date hereof or in the Schedules delivered herewith (which Schedules shall be deemed a part hereof and shall qualify any representation or statement otherwise made herein to the extent of the disclosure contained in the corresponding section of the Schedules and such other sections to the extent the applicability of such disclosure to such other section is readily apparent):

(a)                   Subsidiaries. The Company does not own or control, directly or indirectly, any capital stock or similar equity interests in any Person.

(b)                   Organization and Qualification. The Company is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite legal authority to own and use its properties and assets and to carry on its business as currently conducted or contemplated. The Company is not in violation of any of the provisions of its certificate of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)                   Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its stockholders. Each of the Transaction Documents to which it is a party has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d)                   No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not, (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound, or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including, assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2 hereof, federal and state securities laws and regulations and the rules and regulations of any self-regulatory organization to which the Company or its securities are subject, including all applicable Trading Markets), or by which any property or asset of the Company or any Subsidiary are bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect or otherwise prohibit consummation of the transactions contemplated by this Agreement and the other Transaction Documents on the terms agreed by the parties.

(e)                   The Securities. The Securities are duly authorized and, when issued and (i) paid for in accordance with the applicable Transaction Documents and (ii) in the case of the Warrant Shares and the Common Shares, upon the proper exercise of the Warrant or conversion of the Preferred Stock, as the case may be, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of stockholders (other than those imposed by the Investors or securities laws). The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants on the date hereof.

(f)                    Capitalization. The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 3.1(f) hereto. All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance in all material respects with all applicable securities laws. Except as disclosed in Schedule 3.1(f) hereto, the Company does not have outstanding any Options, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. Except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, except as disclosed in Schedule 3.1(f), there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) and the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities. To the knowledge of the Company, except as disclosed in the SEC Reports and any Schedules 13D or 13G filed with the SEC pursuant to Rule 13d-1 of the Exchange Act by reporting persons, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock.

(g)   SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve (12) months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such reports) on a timely basis. Such reports (including the exhibits thereto and the documents incorporated by reference therein) required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by the Company under the Exchange Act, whether or not any such reports were required being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials.”  As of their respective dates (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing), the SEC Reports filed by the Company complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing) by the Company, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. To the extent required by the rules and regulations of the SEC applicable thereto, except for contracts disclosed on Schedule 3.1(g) hereto, the SEC Reports contain a complete and accurate list of all material undischarged written or oral contracts, agreements, leases or other instruments to which the Company is a party or by which the Company is bound or to which any of the properties or assets of the Company is subject (each, a “Material Contract”).  Except as set forth in the SEC Reports, neither the Company nor, to the Company’s knowledge, any of the other parties thereto is in breach or violation of any Material Contract, which breach or violation would have a Material Adverse Effect. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or, if amended or superseded by a filing prior to the Closing Date, then on the date of such filing).  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements, the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP or may be condensed or summary statements, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

(h)                                                         Material Changes; Undisclosed Events, Liabilities or Developments; Solvency.   Since the date of the latest financial statements included within the SEC Reports, except as disclosed in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that would reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting or changed its auditors, except as disclosed in its SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans.  The Company has not taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  After giving effect to the transactions contemplated hereby to occur at the Closing, the Company will not be at Closing, Insolvent (as defined below).  For purposes of this Section 3.1(h), “Insolvent” means (i) the present fair saleable value of the Company’s assets, as determined by the Company’s management in good faith, is less than the amount required to pay the Company’s total Indebtedness, (ii) the Company is unable to pay its debts and liabilities, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(i)                                                             Absence of Litigation.  There is no action, suit, claim or Proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(j)                                                             Compliance.  Except as would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect, (i)  the Company is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under) and the Company has not received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (other than defaults or violations that have been waived and are no longer continuing), (ii) the Company is not in violation of any order of any court, arbitrator or governmental body, or (iii)  the Company is not in violation of any statute, rule or regulation of any governmental authority.

(k)                                                          Title to Assets.  The Company does not own real property.  Except as set forth on Schedule 3.1(k), the Company has good and marketable title in all personal property owned by it that is material to the business of the Company, in each case free and clear of all Liens, except for Liens that would not, individually or in the aggregate, reasonably be expected to have or result in a Material Adverse Effect.  Any real property and facilities held under lease by the Company is held by it under valid, subsisting and enforceable leases of which the Company is in material compliance.

(l)                                                             No General Solicitation; Placement Agents’ Fees.  Neither the Company, nor, to the Company’s knowledge, any of its Affiliates or any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agents’ fees, financial advisory fees or brokers’ commission (other than for persons engaged by any Investor or its investment advisor) relating to or arising out of the issuance of the Securities pursuant to this Agreement.  The Company shall pay, and hold each Investor harmless against, any liability, loss or expense (including, without limitation, reasonable out-of-pocket attorney’s fees and expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement.  The Company acknowledges that it has engaged Leerink Swann LLC and MTS Securities, LLC as its placement agents (collectively, the “Placement Agents”) in connection with the sale of the Securities.  The only fees payable to the Placement Agents in connection with the sale of the Securities are as described in the Company’s agreements with the Placement Agents that have been previously provided to the Lead Investors. Other than the Placement Agents, the Company has not engaged any placement agent or other agent in connection with the sale of the Securities.

(m)                                                       Private Placement; Investment Company; U.S. Real Property Holding Corporation.  Neither the Company nor, to the Company’s knowledge, any of its Affiliates or any Person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Securities as contemplated hereby or (ii) cause the offering of the Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market.  Assuming the accuracy of the representations and warranties of the Investors set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors as contemplated hereby. The sale and issuance of the Securities hereunder does not contravene the rules and regulations of any Trading Market on which the Common Stock is listed or quoted.  The Company is not required to be registered as, and is not an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company is not required to be registered as a United States real property holding corporation within the meaning of the Foreign Investment in Real Property Tax Act of 1980.

(n)                                                         Listing and Maintenance Requirements.  The Company has not, in the twelve (12) months preceding the date hereof (or such shorter period as the Company has been listed or quoted on any Trading Market), received notice (written or oral) from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.  The Company is in compliance with all such listing and maintenance requirements in all material respects.

(o)                                                         Registration Rights.  The Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority that have not expired or been satisfied or waived with respect to the transactions contemplated by this Agreement.

(p)                                                         Application of Takeover Protections.  The fulfillment by the Company and the Investors of their obligations and the exercise of their rights under the Transaction Documents will not violate or trigger any action or event under any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation.

(q)                                                         Disclosure.  The Company confirms that neither it nor any of its officers or directors or, to the Company’s knowledge, Affiliates, has provided any of the Investors (other than Excluded Investors and those Investors that have entered into written confidentiality agreements with the Company) or their agents or counsel with any information that constitutes or might constitute material, nonpublic information, other than the existence and terms of the issuance of Securities, as contemplated by this Agreement. The Company understands and confirms that each of the Investors (other than Excluded Investors and those Investors that have entered into written confidentiality agreements with the Company) will rely on the foregoing representations in effecting transactions in securities of the Company.  All information contained in the Disclosure Materials regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Except for the material terms and conditions of the transactions contemplated by this Agreement, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that no Investor (other than Excluded Investors) makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those set forth in the Transaction Documents.

(r)                                                            Acknowledgment Regarding Investors’ Purchase of Securities.  Based upon the assumption that the transactions contemplated by this Agreement are consummated in all material respects in conformity with the Transaction Documents, the Company acknowledges and agrees that each of the Investors (other than Excluded Investors) is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that no Investor (other than Excluded Investors) is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Investor (other than Excluded Investors) or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investors’ purchase of the Securities.  The Company further represents to each Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its advisors and representatives.

(s)                                                          Patents and Trademarks.  The Company owns, or possesses adequate rights or licenses to use, all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations (other than those licenses, approvals and authorizations that are the subject of the representations set forth in Section 3.01(u)), trade secrets and other intellectual property rights as described in the SEC Reports as necessary to conduct its business as now conducted or contemplated and which the failure to so have would reasonably be expected to result in a Material Adverse Effect (“Intellectual Property Rights”).  None of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement.  The Company does not have any knowledge of any infringement by the Company of intellectual property rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company challenging its Intellectual Property Rights.

(t)                                                            Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable in the businesses and locations in which the Company is engaged.

(u)                                                         Regulatory Permits.  The Company possesses all certificates, authorizations, registrations, permits, licenses, approvals and consents issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as presently conducted (“Material Permits”), including without limitation, all such certificates, authorizations, registrations, permits, licenses, approvals and consents required by the United States Food and Drug Administration (the “FDA”), the United States Drug Enforcement Administration or any other federal, state, local or foreign agencies or bodies engaged in the regulation of clinical trials, pharmaceuticals, biologics or biohazardous substances or materials, except where the failure so to possess such Material Permits would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company is in compliance with the terms and conditions of all such Material Permits, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Material Permits are valid and in full force and effect, except when the invalidity of such Material Permits or the failure of such Material Permits to be in full force and effect would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and the Company has not received any written notice of proceedings relating to the revocation or modification of any such Material Permits which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.  To the extent required by applicable laws and regulations of the FDA, the Company has submitted to the FDA an Investigational New Drug Application or amendment or supplement thereto for each clinical trial it has conducted or sponsored or is conducting or sponsoring; all such submissions were in material compliance with applicable laws and rules and regulations when submitted. No material deficiencies have been asserted by the FDA with respect to any such submissions and no such applications have been rejected.

(v)                                                         Transactions With Affiliates and Employees.  None of the officers or directors of the Company is presently a party to any transaction with the Company that would be required to be reported on Form 10-K (other than for ordinary course services as officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer or director or, to the Company’s knowledge, any corporation, partnership, trust or other entity in which any such officer or director has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for: (i) payment of salary and other cash compensation for services rendered, (ii) payments and other compensation pursuant to the Company’s Non-employee Director Compensation Policy, (iii) reimbursement for expenses incurred on behalf of the Company and (iv) employee benefits including, without limitation, stock option agreements under the Company’s equity compensation plans.

(w)                                                       Internal Accounting Controls.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations,

(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date as of which the Company’s certifying officers evaluated the effectiveness of the Company’s controls and procedures as disclosed in the Company’s 2011 Annual Report, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(x)                                                           Sarbanes-Oxley Act. The Company is in compliance in all material respects with applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the SEC thereunder, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(y)                                                         Foreign Corrupt Practices.  The Company has not and, to the knowledge of the Company, no director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political parties or campaigns from corporate funds; (iii) violated or is in violation in any material respect of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(z)                                                           Indebtedness.  The Company (i) does not have any outstanding material amount of Indebtedness (as defined below) not reflected in its financial statements contained in the Disclosure Materials, (ii) is not in violation of any term of or is in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, and (iii) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

(aa)                                                    Employee Relations.  The Company is not a party to any collective bargaining agreement and does not employ any member of a union.  The Company believes that its relations with its employees are good.  During the period covered by the SEC Reports, no executive officer of the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company.  To the knowledge of the Company, no executive officer of the Company is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters.

(bb)                                                  Labor Matters.  The Company is in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(cc)                                                    Environmental Laws.  The Company (i) is in compliance in all material respects with any and all Environmental Laws (as hereinafter defined), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance in all material respects with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(dd)                                                  Tax Status.  The Company (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction.

(ee)                                                    Accountants.  To the knowledge of the Company, KPMG LLP, the Company’s accounting firm, (i) is a registered public accounting firm as required by the Exchange Act and (ii) will express its opinion with respect to the financial statements to be included in the Company’s annual report for the fiscal year ending December 31, 2012.

3.2                                                   Representations and Warranties of the Investors.  Each Investor hereby, as to itself only and for no other Investor, represents and warrants to the Company as follows:

(a)                                                          Organization; Authority.  With respect to each Investor that is an entity, such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or other power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  Except as set forth on Schedule 3.2(a), the purchase by such Investor of the Securities hereunder has been duly authorized by all necessary corporate, partnership or other action on the part of such Investor.  This Agreement has been duly executed and delivered by such Investor and constitutes the valid and binding obligation of such Investor, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(b)                                                         No Public Sale or Distribution.  Such Investor is (i) acquiring the Securities, (ii) upon conversion of the Preferred Shares will acquire the Common Shares issuable upon conversion thereof, and (iii) upon exercise of the Warrants will acquire the Warrant Shares issuable upon exercise thereof, in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and such Investor does not have a present arrangement to effect any distribution of the Securities to or through any person or entity; provided, however, that by making the representations herein, such Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

(c)                                                          Investor Status.  At the time such Investor was offered the Securities, it was, and as of the date hereof, it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act (as amended by the Dodd—Frank Wall Street Reform and Consumer Protection Act) or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA, Inc. or an entity engaged in the business of being a broker dealer.  Except as otherwise disclosed in writing to the Company on Exhibit A-2 (attached hereto) on or prior to the date of this Agreement, such Investor is not affiliated with any broker dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA Inc. or an entity engaged in the business of being a broker dealer.

(d)                                                   General Solicitation.  Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or any other general solicitation or general advertisement.

(e)                                                          Experience of Such Investor.  Such Investor, either alone or together with its representatives has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Investor understands that it must bear the economic risk of this investment in the Securities indefinitely, and is able to bear such risk and is able to afford a complete loss of such investment.

(f)                                                            Access to Information.  Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded:  (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and each Subsidiary and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents.  Such Investor acknowledges receipt of copies of the SEC Reports.

(g)                                                         No Governmental Review.  Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h)                                                         No Conflicts.  The execution, delivery and performance by such Investor of the Transaction Documents and the consummation by such Investor of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Investor or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Investor to consummate the transactions contemplated hereby.

(i)                                                             Prohibited Transactions; Confidentiality.  No Investor, directly or indirectly, and no Person acting on behalf of or pursuant to any understanding with any Investor, has engaged in any purchases or sales in the securities, including derivatives, of the Company (including, without limitation, any Short Sales) (a “Transaction”) involving any of the Company’s securities since July 31, 2012.

(j)                                                             Restricted Securities.  The Investors understand that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

(k)                                                          Legends.  It is understood that, except as provided in Section 4.1(c) of this Agreement, certificates evidencing such Securities may bear the legend set forth in Section 4.1(b).

(l)                                                             No Legal, Tax or Investment Advice.  Such Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Securities constitutes legal, tax or investment advice.  Such Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.  Such Investor understands that the Placement Agents have acted solely as the agents of the Company in this placement of the Securities, and that no Placement Agent makes any representation or warranty with regard to the merits of this transaction or as to the accuracy of any information such Investor may have received in connection therewith.  Such Investor acknowledges that he has not relied on any information or advice furnished by or on behalf of any Placement Agent.

(m)                  Beneficial Ownership.  Except as set forth on Schedule 3.2(m), as of the Closing Date, no Investor is acquiring or will be the “beneficial owner” of more than 19.9% of the outstanding shares of Common Stock either individually or as part of a “group,” as such terms are defined in Exchange Act Sections 13(d) and 14(d).

(n)                   Residency.  Such Investor’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such Investor’s name on it signature page hereto.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1                 Transfer Restrictions.

(a)                   Compliance with Laws.  Notwithstanding any other provision of this Agreement, each Investor covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state securities or blue sky laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and, if applicable, broker representation letters) that the securities may be sold pursuant to such rule) or (iv) in connection with a bona fide pledge as contemplated in Section 4.1(b), the Company may require, with respect to transfers pursuant to clauses (iii) and (iv), the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with its Transfer Agent, without any legal opinion, except to the extent required by the Company’s transfer agent, any transfer of the Securities by an Investor to an Affiliate of such Investor.

(b)                   Legend. Certificates evidencing the Securities shall bear any legend required as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS.  THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION

STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SASTISFACTORY TO THE COMPANY TO SUCH EFFECT.  THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company will not object to and shall permit (except as prohibited by law) an Investor to pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act, and if required under the terms of such arrangement, the Company will not object to and shall permit (except as prohibited by law) such Investor to transfer pledged or secured Securities to the pledgees or secured parties.  Except as required by law, such a pledge or transfer would not be subject to approval of the Company, no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, and no notice shall be required of such pledge.  Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Securities or for any agreement, understanding or arrangement between any Investor and its pledgee or secured party.  The Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder; provided, however, that the Company shall not be required to take any action that requires the filing of a post-effective amendment to a Registration Statement.  Provided that the Company is in compliance with the terms of this Section 4.1(b), the Company’s indemnification obligations pursuant to Section 6.4 shall not extend to any Proceeding or Losses arising out of or related to this Section 4.1(b).

(c)                   Transfer Agent Instructions; Legend Removal.  Pursuant to Section 2.2(a)(iii), at the Closing, the Company will deliver to the Transfer Agent an instruction letter in the form attached as Exhibit C with respect to, among other things, the removal of the restrictive legend set forth in Section 4.1(b) above on the Common Shares and the Warrant Shares upon surrender of the originally issued certificate(s) for such shares.  In consideration of the Company’s delivery of such instruction letter to the Transfer Agent, each Investor hereby covenants and agrees that any Common Shares or Warrant Shares evidenced by unlegended shares that were received from the Transfer Agent pursuant to the instruction letter attached as Exhibit C shall only sell such Securities (i) during such times that the Registration Statement is effective and not withdrawn or suspended and then only in accordance with the plan of distribution description in connection with sales or transfers of the Securities set forth in the Registration Statement and with the prospectus delivery requirements of the Securities Act, to the extent such delivery requirements are applicable, (ii) pursuant to Rule 144, or (iii) pursuant to any other applicable exemption from registration under the Securities Act.  The legend set forth in Section 4.1(b) above shall be removed and the Company shall issue, or cause the Transfer Agent to issue, a certificate without such legend to the holder of the applicable Securities upon which it is stamped or issue the applicable Securities without such a legend to such holder by electronic delivery at the applicable balance account at the Depository Trust Company, if (i) such Securities are sold or transferred pursuant to Rule 144 and the Investor has delivered a signed and completed representation letter, in the form attached as Exhibit D-1 hereto, with respect to such Securities, or (ii) such Securities are eligible for sale under Rule 144 without restriction and the Investor has delivered a signed and completed representation letter in the form attached of Exhibit D-2 hereto, with respect to such Securities (the representation letters attached as Exhibit D-1 and Exhibit D-2 hereto are referenced to herein as the “Investor Representation Letters”).  Each Investor hereby acknowledges that the Company will rely on the foregoing covenants and those set forth in the Investor Representation Letters in connection with its obligations to comply with the rules and regulations of the SEC and those exchanges on which Securities are traded.  Following such time as a legend is no longer required for certain Securities, pursuant to the immediately preceding sentence, the Company will no later than three (3) Trading Days following the delivery by an Investor to the Transfer Agent (with notice to the Company) of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), together with the delivery instruction and the applicable Investor Representation Letter, deliver or cause to be delivered to such Investor or transferee, as instructed pursuant to the delivery instructions, a certificate representing such Securities that is free from all restrictive and other legends.  The Company shall incur no liability or responsibility to any Holder for any action taken in reliance on any notice, order, certificate or other document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties. If (x) a certificate representing the Securities is not delivered to the Investor within three (3) Trading Days after receipt by the Transfer Agent of all documents necessary for the removal of the legend set forth above and (y) prior to the time such certificate is received by the Investor or transferee, the Investor purchases shares of Common Stock to deliver in satisfaction of a sale by the Investor of shares represented by such certificate (a “Buy-In”), then the Company shall pay in cash to the Investor the amount by which the total purchase price paid for Common Stock as a result of the Buy-In exceeds the proceeds received by such Investor as a result of the sale to which such Buy-In relates.  The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In.

4.2                 Integration.  The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.3                 Reservation of Securities.  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations to issue such shares under the Transaction Documents.  In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations to issue such shares under the Transaction Documents, the Company shall promptly take such actions as may be required or necessary to increase the number of authorized shares.

4.4                 Securities Laws Disclosure; Publicity.  The Company shall, at or before 9:00 a.m., New York City Time, on the first Trading Day following execution of this Agreement, issue a press release and/or file or furnish a Current Report on Form 8-K with the SEC disclosing all material terms of the transactions contemplated hereby (collectively, the “Pricing Announcement”).  On the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC (the “8-K Filing”) describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K such Transaction Documents as are required to be filed by the Exchange Act and the rules promulgated thereunder, in the form required by the Exchange Act; provided, that the Company shall provide the Lead Investors with a reasonable opportunity to review and comment upon the 8-K Filing prior to its filing on the Closing Date.  Thereafter, the Company shall timely file any filings and notices required by the SEC or applicable law with respect to the transactions contemplated hereby and provide copies thereof to the Investors promptly after filing.  Except as herein provided, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any press release without the prior written consent of such Investor (which consent shall not be unreasonably withheld or delayed), unless otherwise required by law, regulatory authority or Trading Market.  The Company shall not, and the Company shall cause each of its officers, directors, employees and agents not to, provide any Investor with any material, non-public information regarding the Company from and after the Pricing Announcement without the express prior written consent of such Investor.

4.5                 Use of Proceeds.  The Company intends to use the net proceeds from the sale of the Securities for the approval and commercialization of NP101, contractual debt repayment and interest and other working capital and general corporate purposes.  Pending these uses, the Company intends to invest the net proceeds from this offering in short-term, interest-bearing, investment-grade securities, or as otherwise pursuant to the Company’s customary investment policies.

4.6                 Investor Acknowledgements.  Each Investor acknowledges and agrees that: (i) neither the Company nor any other Person on behalf of the Company is making, or has made, any express or implied representation or warranty with respect to the Company or with respect to any other information provided to the Investors in connection with the transactions contemplated by this Agreement other than the representations and warranties contained in Section 3.1; (ii) neither the Company nor any other Person will have or be subject to any liability or obligation to the Investors or any other Person resulting from the communication (whether orally, in writing, electronically, through management presentations, or otherwise) to the Investors, or the Investor’s use of, any such information, unless any such information is expressly included in a representation or warranty contained in Section 3.1; and (iii) the Company is relying upon the accuracy and completeness of each of the representations, warranties and agreements made by the Investors in this Agreement and each of the Transaction Documents.

4.7                 Stockholder Approval.

(a)                   The Company shall use its best efforts to apply for and obtain from Nasdaq (i) a financial viability exception under NASDAQ Listing Rules 5635(f) and 5640 for the transactions contemplated by this Agreement and the other Transaction Documents pursuant to which the Company will not be required to obtain stockholder approval to consummate such transactions (the “Approval Exception”), and (ii) an exception entitling the Investors, at the Closing, to elect three (3) of the Company’s directors (the “Director Exception”); provided that the Company shall not be required to obtain the Director Exception to the extent the Investors are otherwise entitled to elect three (3) directors.  If Nasdaq grants the Approval Exception, the Company shall mail the stockholder notification letter in accordance with NASDAQ Listing Rule 5635(f) and take such other actions as may be required to preserve, and comply with the terms of, the Approval Exception and the Director Exception, to the extent required and obtained.

(b)                   In the event that the Company is unable to obtain the Approval Exception, or the Approval Exception expires or is revoked, the Company shall call for, give notice of, convene and hold a meeting of the stockholders of the Company (the “Stockholders’ Meeting”), as promptly as practicable following denial of an Approval Exception by Nasdaq or the revocation thereof, as applicable, for the purpose of considering and voting on one or more proposals relating to the issuance of the Securities in connection with this Agreement pursuant to NASDAQ Listing Rules 5635(d) (the “Voting Proposal”, and the approval of the Voting Proposal by the majority of the holders of the outstanding shares of Common Stock present at the Stockholders’ Meeting and eligible to vote, the “Stockholder Approval”).  In connection with the Stockholders’ Meeting, the Company shall promptly prepare (and the Investors will reasonably cooperate with the Company to prepare) and file (but in no event more than ten (10) days after the denial of an Approval Exception by Nasdaq or the revocation thereof, as applicable) with the SEC a preliminary proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) to be used to solicit the Stockholder Approval, shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive Proxy Statement related to the Stockholders’ Meeting to be mailed to the Company’s stockholders as promptly as practicable.  The Company agrees that the Proxy Statement (A) will not, on the date the Proxy Statement is first mailed to the stockholders of the Company or at the time of the Stockholders’ Meeting or at the time of any amendment or supplement thereof, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading (provided that the Company shall not be responsible for any statements made in the Proxy Statement with respect to the Investors, based on information supplied in writing by or on behalf of the Investors specifically for inclusion in the Proxy Statement) and (B) will comply as to form, in all material respects, with the applicable requirements of the Exchange Act and the rules of the SEC thereunder.  The Board of Directors has recommended that the Company’s stockholders vote in favor of the Voting Proposal (the “Board Recommendation”) and, subject to the following sentence, the Proxy Statement will include such Board Recommendation.  The Company shall use commercially reasonable efforts to obtain the Stockholder Approval and the Board of Directors shall not withhold, withdraw or modify, or publicly propose or resolve to withhold, withdraw or modify, in a manner adverse to the Investors, the Board Recommendation, unless the Board of Directors has first determined in good faith, after consultation with its outside legal counsel, that failure to change the Board Recommendation is reasonably likely to result in a breach of its fiduciary duties.  The Company shall provide the Investors with no less than twenty-four (24) hours’ prior written notice of any meeting of the Board of Directors at which any such action with respect to the Board Recommendation is to be voted on. In the event that the Board of Directors has withdrawn or modified the Board Recommendation in compliance with this Section 4.7(b) and subsequently determines to consummate a debt or equity financing transaction other than the transaction contemplated by this Agreement and the other Transaction Documents, then each Investor shall have the right to participate in such alternative transaction on the same terms as the other participants therein, in each case in an amount up to such Investor’s proposed participation in the transaction contemplated by this Agreement and the other Transaction Documents.

(c)                   If at any time prior to the Stockholders’ Meeting there shall occur any event that is required to be set forth in an amendment or supplement to the Proxy Statement, the Company shall as promptly as practicable prepare and mail to its stockholders such an amendment or supplement.  The Investors and the Company agree to promptly correct any information provided by it or on its behalf for use in the Proxy Statement if, and to the extent that, such information shall have become false or misleading in any material respect, and the Company shall as promptly as practicable prepare and mail to its stockholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations.

(d)                   The Investors and the Company agree, upon request, to furnish the other party with all information concerning itself, its affiliates, directors, officers, partners and stockholders and such other matters as may be reasonably necessary or advisable in connection with (i) the Proxy Statement, (ii) the Stockholders’ Meeting and (iii) any other statement, filing, notice or application made by or on behalf of such other party to any governmental authority in connection with the Purchase and the other transactions contemplated by this Agreement.

4.8                 Reports under the Exchange Act. With a view to making available to the Investors the benefits of Rule 144 or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without registration, the Company agrees to file with the SEC in a timely manner and make and keep available all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing and availability of such reports and other documents is required for the applicable provisions of Rule 144.

4.9                 Investor Transactions.  Each Investor covenants that it, its Affiliates and any Person acting on its or their behalf or pursuant to any understanding with such Investor or Affiliate shall not engage, directly or indirectly, in any Short Sales in the securities of the Company prior to the earlier of (i) the Closing, or (ii) the date this Agreement is terminated pursuant to Section 7.1.  “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect, covered or uncovered, stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers.

4.10               Operations.  The Company shall establish reasonable cost reduction measures related to its operations following the Closing, subject to the approval of the Board of Directors.

4.11               Proxies.  At the Closing, each Investor shall deliver duly executed irrevocable proxies, in the forms attached hereto as Exhibits G-1 and G-2 (“Proxies”), to the Lead Investors; provided that neither Lead Investor shall be required to deliver a proxy in the applicable form in favor of itself.

4.12         Board of Directors.  As soon as practicable after the date hereof, and in any event prior to the Closing, the Board of Directors shall fix the size of the Board of Directors at eight (8) directors. The Company shall cause each of the individuals designated by the Lead Investors to serve as the directors whom the holders of the Series A Preferred Stock are entitled to elect pursuant to the Certificate of Designation (the “Investor Designees”) to be elected to the Company’s Board of Directors effective upon Closing.  Subsequent to the Closing and for so long as the holders of the Series A Preferred Stock are entitled to elect any directors pursuant to the Certificate of Designation, the Company shall cause the Investor Designees to be nominated for election at each annual or special meeting of the Company at which directors are to be elected and included in the Company’s proxy statement, if any, relating to such meeting together with the Company’s recommendation that the Investor Designees be elected.  The Company shall cause a sufficient number of vacancies on its Board of Directors to exist such that each of the Investor Designees may be elected.  At all times when (i) the holders of the Series A Preferred Stock are entitled to elect three (3) directors, Safeguard shall designate two (2) Investor Designees and Quaker shall designate one (1) Investor Designee; (ii) the holders of the Series A Preferred Stock are entitled to elect two (2) directors, Safeguard shall designate one (1) Investor Designee and Quaker shall designate one (1) Investor Designee; (iii) the holders of the Series A Preferred Stock are entitled to elect one (1) director, Safeguard shall designate one (1) Investor Designee; provided, that, in each case, the Investor Designee(s) selected by Safeguard shall include any Safeguard employee, officer or director serving on the then-current Board of Directors.

4.13         Policies Regarding Standards of Conduct.   S.R. One, a wholly-owned subsidiary of GlaxoSmithKline plc, has adopted policies pursuant to which it has committed to the highest standards of conduct in all aspects of its business and to conduct business with honesty and integrity, and in compliance with all applicable legal and regulatory requirements.  The Company acknowledges receipt of the “Prevention of Corruption - Third Party Guidelines.”  S.R. One also expects its business partners to comply with these same ethical standards, particularly with respect to the conduct of research and development.  Accordingly, the Company shall use commercially reasonable efforts to ensure that it operates consistent to these standards of conduct, including the principles set forth in the “Prevention of Corruption - Third Party Guidelines.”   The Company shall use commercially reasonable efforts to notify S.R. One if it becomes aware of any activities or proposed activities to be conducted by itself or any of its subsidiaries that may be contrary to GlaxoSmithKline plc’s publicly announced ethical standards or the principles set forth in the “Prevention of Corruption - Third Party Guidelines” of which the Company is aware or has been notified.

ARTICLE V
CONDITIONS

5.1                 Conditions Precedent to the Obligations of the Investors.  The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by the Lead Investors, at or before the Closing, of each of the following conditions:

(a)                   Representations and Warranties.  The representations and warranties of the Company contained in Section 3.1 that are qualified as to materiality or Material Adverse Effect shall be true and correct (as so qualified), and the representations and warranties of the Company contained in Section 3.1 that are not so qualified shall be true and correct in all material respects, in each case as of the date when made and as of the Closing as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date.

(b)                   Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)                   No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not be suspended by the SEC or any Trading Market.  The Company shall have made, or be in the process of making, any required filings or notifications required by the Trading Market.

(d)                   Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or any Subsidiary or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted or, to the Company’s knowledge, threatened, on or before the Closing Date, which action, suit or proceeding would relate to the transactions contemplated by this Agreement.

(e)                   Material Adverse Effect.  There shall not have occurred any event or condition which has had, or would reasonably be expected to have, a Material Adverse Effect.

(f)                    Stockholder Approval.  The Stockholder Approval shall have been obtained or the Company shall have received the Approval Exception.

(g)                   Filing of Certificate of Designation.  The Certificate of Designation shall have been filed and accepted for filing with the Secretary of State of the State of Delaware and a copy thereof certified by the Secretary of State of the State of Delaware shall have been delivered to the Investors.

(h)                   Delivery of Securities.  The Company shall have delivered to such Investor duly executed certificates representing the Preferred Stock and Warrants for the number of Units being purchased by such Investor (each in such denominations as such Investor shall request), registered in such Investor’s name.

(i)                    Listing.  The Common Stock shall be authorized for quotation and listed on the Nasdaq Global Market and trading in the Common Stock (or on the Nasdaq Global Market generally) shall not have been suspended by the SEC or the Nasdaq Global Market.

(j)                    Minimum Investment Amounts.  The aggregate Investment Amounts subject to this Agreement shall be at least $27 million.

(k)                   Consent of Lenders.  The Third Loan Modification Agreement with the lenders, dated as of September 25, 2012, shall remain in full force and effect and shall not have been modified, amended or rescinded in any manner.  Silicon Valley Bank and MidCap Funding III, LLC, or another lender approved by the Lead Investors, shall have (i) consented to the transactions contemplated by this Agreement and (ii) confirmed that no default or event of default has occurred with respect to the Company’s indebtedness to such parties.

(l)                    Appointment of Directors.  One (1) designee to be named by Quaker immediately prior to the Closing and two (2) designees to be named by Safeguard immediately prior to the Closing (provided that any employee of Safeguard serving on the Board of Directors shall be deemed to have been named by Safeguard) shall have been elected to the Company’s Board of Directors as the Investor Designees, such elections to be effective upon the Closing.

5.2                 Conditions Precedent to the Obligations of the Company.  The obligation of the Company to sell the Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)                   Representations and Warranties.  The representations and warranties of the Investors contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date.

(b)                   Performance.  The Investors shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investors at or prior to the Closing.

(c)                   Absence of Litigation. No action, suit or proceeding by or before any court or any governmental body or authority, against the Company or any Subsidiary or pertaining to the transactions contemplated by this Agreement or their consummation, shall have been instituted on or before the Closing Date, which action, suit or proceeding would, if determined adversely, enjoin or otherwise prohibit the transactions contemplated by this Agreement.

(d)                   Stockholder Approval.  The Stockholder Approval shall have been obtained or the Company shall have received the Approval Exception.

ARTICLE VI
REGISTRATION RIGHTS

6.1                 Registration Statement.

(a)                   The Company shall use commercially reasonable efforts to prepare and file with the SEC prior to the Filing Date a Registration Statement covering the resale of all Registrable Securities, plus an additional number of shares of Common Stock equal to 25% of the number of Common Shares and Warrant Shares issued or issuable pursuant to the Transaction Documents (the “Additional Registrable Shares”), for an offering to be made on a continuous basis pursuant to Rule 415; provided, however, that if at any time the SEC takes the position that the offering of some or all of the Registrable Securities in a Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 as a result of a characterization by the SEC of the transaction described by the Registration Statement as a primary offering by the Company, the Company shall use its commercially reasonable efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415.  In the event that, despite the Company’s commercial reasonable efforts the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415.  Unless otherwise directed by the Investors, the Registrable Securities shall first be reduced by Registrable Securities represented by the Additional Registrable Shares and second by Registrable Securities represented by the Other Registrable Shares and third by Registrable Securities represented by the Common Shares and fourth by Registrable Securities represented by the Warrant Shares.  Any Registrable Securities not able to be included in the Registration Statement shall reduce the number of Registrable Securities of each Investor covered by such Registration Statement on a pro-rata basis based on the number of Registrable Securities purchased by each Investor and the Company shall have no liability to any Investor pursuant to Section 6.1(d) or otherwise as a result of the Registration Statement covering less than all of the Registrable Securities under the circumstances described in this Section 6.1(a).  Within nine (9) months of the initial registration filed hereunder being declared effective, the Company shall file an additional registration statement containing the Cut Back Shares.  With regard to the new Registration Statement, all of the provisions of this Section 6.1 shall again be applicable to the Cut Back Shares.  The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act) and shall contain (except if otherwise requested by the SEC) the “Plan of Distribution” in substantially the form attached hereto as Exhibit B.

(b)                   The Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event prior to the Required Effectiveness Date, and, subject to Section 6.1(e), shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date that all Registrable Securities covered by such Registration Statement have been sold, and (ii) the date that all Registrable Securities can be sold under Rule 144 without limitation as to volume, and, with respect to the Additional Registrable Shares, until the date on which the Preferred Shares have been automatically converted to Common Shares pursuant to the Certificate of Designation (the “Effectiveness Period”); provided that, upon notification by the SEC that a Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of such Registration Statement within three (3) Trading Days after receipt of such notice and request that it become effective on 4:00 p.m. New York City Time on the Effective Date and file a prospectus supplement for any Registration Statement, whether or not required under Rule 424 (or otherwise), by 9:00 a.m. New York City Time the day after the Effective Date.

(c)                   The Company shall promptly notify the Investors in writing after receiving notification from the SEC that the Registration Statement has been declared effective.

(d)                   Subject to Section 6.1(a) above, if an Event (as defined below) occurs, the Company shall make pro rata payments to each Investor, as liquidated damages and not as a penalty, in an amount equal to one percent (1.0%) of (i) the number of issued and outstanding Registrable Securities purchased pursuant to this Agreement held by such Investor as of the date of such Event, multiplied by (ii) the Closing Price on the Required Effectiveness Date (the “Registrable Securities’ Value”), for each thirty (30)-day period or pro rata for any portion thereof where an Event continues uncured; provided, however, that the total amount of payments pursuant to this Section 6.1(d) shall not exceed, when aggregated with all such payments paid to all Investors, ten percent (10%) of the aggregate Registrable Securities’ Value.  The payments to which an Investor shall be entitled pursuant to this Section 6.1(d) are referred to herein as “Event Payments.”  Notwithstanding the foregoing, the maximum payment to an Investor associated with all Events in the aggregate shall not exceed (i) in any thirty (30)-day period, an aggregate of 1.0% of the Registrable Securities’ Value for its Registrable Securities purchased pursuant to this Agreement and then held and (ii) through the duration of this Agreement, an aggregate of 10.0% of the Registrable Securities’ Value for its Registrable Securities purchased pursuant to this Agreement and then held.  Event Payments shall be made to each Investor in cash no later than five (5) Business days after the event of each thirty (30)-day period.  Event Payments shall constitute the Investors’ exclusive monetary remedy for Events, but shall not affect the right of the Investors to seek injunctive relief.

For such purposes, each of the following shall constitute an “Event”:

(i)                    the Registration Statement is not filed on or prior to the Filing Date;

(ii)                   the Registration Statement is not declared effective on or prior to the Required Effectiveness Date; or

(e)                   (iii)          except as provided for in Section 6.1(e) (the “Excluded Events”), after the Effective Date and during the Effectiveness Period, an Investor is not permitted to sell Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) or Rule 144 for any reason (other than the fault of such Investor) for seven (7) or more Trading Days (whether or not consecutive). Notwithstanding anything in this Agreement to the contrary, the Company may, by written notice to the Investors, suspend sales under a Registration Statement (and related Prospectus) after the Effective Date thereof and/or require that the Investors immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement in the event the Company’s Board of Directors determines in good faith, by appropriate resolutions, that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not in the best interests of the Company, or (B) amend or supplement the affected Registration Statement and/or related Prospectus so that such Registration Statement and/or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or otherwise required to be made in order for the affected Registration Statement and/or Prospectus to comply with the rules and regulations of the SEC under the Securities Act and Exchange Act.  Upon receipt of such notice, each Investor shall immediately discontinue any sales of Registrable Securities pursuant to such Registration Statement (and related Prospectus) until such Investor is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used.  In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Company’s Board of Directors) such suspension is necessary.  The Company’s rights under this Section 6(e) may be exercised for no more than thirty (30) consecutive days and sixty (60) days in the aggregate in any twelve (12) month period, without such suspension being considered as part of an Event determination.  Immediately after the end of any suspension period under this Section 6(e), the Company shall take all necessary actions (including filing any required supplemental Prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Investors to publicly resell their Registrable Securities pursuant to such effective Registration Statement (and related Prospectus) during the Effectiveness Period.

(f)                    The Company shall not, from the date hereof until the Effective Date, prepare and file with the SEC a registration statement relating to an offering of any of its equity securities, other than any registration statement or post-effective amendment to a registration statement (or supplement thereto) relating to the issuance of Company securities pursuant to its employee benefit plans registered on Form S-8 or the issuance of Company securities in a transaction permitted to be registered on Form S-4.

(g)                   Neither the Company nor any of its security holders (other than the Investors in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities.

6.2                 Registration Procedures.  In connection with the Company’s registration obligations hereunder, the Company shall:

(a)                   Not less than five (5) Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish to Investors copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of such Investors.  The Company shall reflect in each such document when so filed with the SEC such comments regarding the Investors as the Investors may reasonably and promptly propose no later than three (3) Trading Days after the Investors have been so furnished with copies of such documents as aforesaid.

(b)                   (i) Subject to Section 6.1(e), prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and to comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of the Registrable Securities covered thereby during the applicable period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) respond as promptly as commercially reasonable, and in any event within ten (10) Trading Days (except to the extent that the Company reasonably requires additional time to respond to accounting comments), to any comments received from the SEC with respect to the Registration Statement or any amendment thereto.

(c)                   Notify the Investors as promptly as practicable of the following events:  (i) any Registration Statement or any post-effective amendment is declared effective; (ii) the SEC issues any stop order suspending the effectiveness of any Registration Statement; (iii) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction; or (iv) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                   Use its commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as commercially reasonable.

(e)                   If requested by an Investor, provide such Investor without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such

Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC, which copy may be furnished in electronic form.

(f)                    Promptly deliver to each Investor, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request, which copy may be furnished in electronic form. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Investors in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto in accordance with the terms thereof to the extent permitted by federal and state securities laws and regulations.

(g)                   (i) In the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Common Shares to be approved for listing on each Trading Market as soon as commercially reasonable thereafter; and (iii) provide to each Investor evidence of such listing.

(h)                   Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling Investors in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement during the Effectiveness Period; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i)                    Cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such certificates to be in such denominations and registered in such names as any such Investors may reasonably request.

(j)                    Upon the occurrence of any event described in Section 6.2(c)(iv), as promptly as commercially reasonable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)                   In connection with the preparation and filing of the Registration Statement, the Company will give one representative designated by the Lead Investors holding a majority of the then Registrable Securities to be included in such Registration Statement, and one special counsel and accounting firm similarly designated by the Investors holding a majority of the then Registrable Securities to be included in such Registration Statement, the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Lead Investors’ counsel, to conduct a reasonable due diligence investigation within the meaning of the Securities Act; provided that the Company will not deliver or make available to any Investor representative, counsel or accounting firm any material, nonpublic information unless such Person enters into an agreement reasonably satisfactory to the Company whereby such Person agrees to keep such information confidential.  The fees and expenses of the representatives, counsel and accounting firm of the Investors shall be borne by the Company up to a maximum of $10,000.

(l)                    The Company shall pay all fees and expenses incident to the performance of or compliance with Article VI of this Agreement by the Company, including without limitation (i) all registration and filing fees and expenses, including without limitation those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (ii) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and the Lead Investors, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, (v) all listing fees to be paid by the Company to the Trading Market.  In no event shall the Company be responsible for discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals, fees or disbursements of counsel to the Investors or any fees for filings required to be made with FINRA in connection with the sale of Registrable Securities by the Investors.

(m)                  The Company shall use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

6.3                 Investor Obligations.

(a)   It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable

Securities of any particular Investor or to make any Event Payments set forth in Section 6.1(c) to such Investor that such Investor furnish to the Company the information specified in Exhibits A-1, A-2 and, as applicable, A-3 or A-4 hereto and such other information regarding itself, the Registrable Securities and other shares of Common Stock held by it and the intended method of disposition of the Registrable Securities held by it (if different from the Plan of Distribution set forth on Exhibit B hereto) as shall be reasonably required to effect the registration of such Registrable Securities and shall complete and execute such documents in connection with such registration as the Company may reasonably request.

(b)   Each Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell its Registrable Securities in accordance with the Plan of Distribution set forth in the Prospectus.  Each Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 6.2(c)(ii), (iii) or (iv), such Investor will discontinue disposition of such Registrable Securities under the Registration Statement and by means of the Prospectus until such Investor is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be resumed.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph. Each Investor, severally and not jointly with the other Investors, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Investor will comply with the provisions of this subsection. Both the Company and the Transfer Agent, and their respective directors, officers, employees and agents, may rely on this subsection.

6.4                 Indemnification

(a)   Indemnification by the Company.  In consideration of each Investor’s execution and delivery of this Agreement and the other Transaction Documents and purchase of the Units hereunder, and in addition to all of the Company’s other obligations under this Agreement and the other Transaction Documents, from and after the Closing, the Company shall defend, protect, indemnify and hold harmless each Investor and all of their respective stockholders, partners, parent companies, subsidiaries, Affiliates, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement, collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements, but not including, with respect to any indirect, special, incidental, consequential or punitive damages of the Indemnitee (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby;

(iii) any cause of action, suit, claim, order, proceeding or process brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby; or (B) the status of such Indemnitee or holder of the Securities as an investor in the Company, but not to the extent that such claim arises from such Investor’s violation of securities laws or breach of any representation or warranty hereunder relating to securities laws, or any covenant, agreement, or obligation hereunder; or (iv) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable for any Loss described by the foregoing clause (iv) to the extent, but only to the extent, that any such Loss arises out of or is related to: (A) any misrepresentation or breach of any representation or warranty made by the Investor in the Transaction Documents, (B) any breach of any covenant, agreement or obligation of the Investor contained in the Transaction Documents, or (C) any untrue statements, alleged untrue statements, omissions or alleged omissions based upon information regarding such Investor furnished in writing to the Company by such Investor for use in the Registration Statement or Prospectus, or any amendment or supplement thereto, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and not objected to by such Investor in writing. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(b)                   Indemnification by Investors.  Notwithstanding any termination of this Agreement, each Investor shall, severally and not jointly, indemnify and hold harmless the Company and its officers, directors, agents and employees and each such Person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all Losses, arising out of or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Investor in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Investor contained in this Agreement, any other Transaction Document or any other certificate, instrument or document contemplated hereby or thereby; (iii) any untrue statements, alleged untrue statements, omissions or alleged omissions based upon information regarding such Investor furnished in writing to the Company by such Investor for use in the Registration Statement or Prospectus, or any amendment or supplement thereto, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and not objected to by such Investor in writing.  In no event shall the liability of any selling Investor under (iii) above be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)                   Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding.  It shall be understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by the Lead Investors.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(d)                   Contribution.  If a claim for indemnification under Section 6.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 6.4(c), any reasonable out-of-pocket attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 6.4(d), no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Investor from the sale of the Registrable Securities subject to the Proceeding exceed the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(e)   The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

ARTICLE VII
MISCELLANEOUS

7.1                 Termination.  This Agreement shall terminate on December 31, 2012 if the Closing has not been consummated on or before such date.  No such termination will affect the right of any party to sue for any breach by the other party (or parties).

7.2                 Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the applicable Securities.  At the Closing, the Company shall reimburse the Lead Investors for their reasonable out-of-pocket expenses incurred in connection with the transactions contemplated hereby, including for the avoidance of doubt related expenses incurred by the Lead Investors prior to September 19, 2012; provided that if the Closing does not occur on or before November 30, 2012, the Company shall reimburse the Lead Investors for such expenses on such date.

7.3                 Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.  At or after the Closing, and without further consideration, the Company and the Investors will execute and deliver to one another such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

7.4                 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing (which, for purposes hereof, shall also include facsimiles and emails) and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section prior to 6:30 p.m. (New York City Time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City Time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

7.5                 Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed by (a) the Company and (b) (i) prior to the Closing, the Lead Investors, and (ii) after the Closing, the Investors representing at least a majority of the Securities then held by Investors; provided, that any amendment or waiver that modifies the amount of Securities to be purchased by any Investor, the purchase price of such Securities or Section 2.1(a) of this Agreement or causes any such Investor to assume any additional liability or obligation, may be effected only pursuant to a written instrument signed by the Company and such Investor.  Additionally, any provision of this Agreement may be waived in writing by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Investors under Article VI may be given by Investors holding at least a majority of the Registrable Securities to which such waiver or consent relates.

7.6                 Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.7                 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors (other than by merger).  Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company promptly after such assignment, (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) the Registrable Securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors” and (v) such transfer shall have been made in accordance with the applicable requirements of the Transaction Documents and with all laws applicable thereto.

7.8                 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnified Party is an intended third party beneficiary of Section 6.4 and (in each case) may enforce the provisions of such Section directly against the parties with obligations thereunder.

7.9                 Governing Law; Venue; Waiver of Jury Trial.  THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.  THE COMPANY AND INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF DELAWARE FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER.  EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF.  NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.  THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

7.10               Survival.  The representations and warranties, agreements and covenants contained herein shall survive the Closing.

7.11               Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

7.12               Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

7.13               Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option owed to such Investor by the Company under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

7.14               Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

7.15               Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

7.16               Payment Set Aside.  To the extent that the Company makes a payment or payments to any Investor hereunder or any Investor enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.17               Adjustments in Share Numbers and Prices.  In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be amended to appropriately account for such event.

7.18               Independent Nature of Investors’ Obligations and Rights.

(a)   The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Documents.  The decision of each Investor to purchase Securities pursuant to this Agreement has been made by such Investor independently of any other Investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Investor or by any agent or employee of any other Investor, and no Investor or any of its agents or employees shall have any liability to any other Investor (or any other person) relating to or arising from any such information, materials, statements or opinions.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder.  Subject to Section 7.18(b), each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any Proceeding for such purpose.

(b)   To the extent that any Transaction Document explicitly provides that the Lead Investors shall have the authority to take certain actions on behalf of the Investors, a decision, act, consent, waiver or instruction of the Lead Investors shall be final, binding and conclusive upon each such Investor, and the Company may rely exclusively upon any such decision, act, consent or instruction of the Lead Investors. The Company is hereby relieved from any obligation to any Person for any acts done by it in accordance with such decision, act, consent or instruction of the Lead Investors. The Investors will not hold the Lead Investors liable for any such decisions or actions, absent willful misconduct or gross negligence.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NUPATHE INC.

By:	/s/ Armando Anido
Name:	Armando Anido
Title:	Chief Executive Officer

Address for Notice:

227 Washington Street, Suite 200
Conshohocken, PA 19428
Tel: 484-567-0130
Fax: 484-567-0136
Email: kgoldan@nupathe.com
Attn: Keith A. Goldan, Chief Financial Officer

With required copies to:

NuPathe Inc.
227 Washington Street, Suite 200
Conshohocken, PA 19428
Tel: 484-567-0130
Fax: 484-567-0136
Email: mmarino@nupathe.com
Attn: Michael F. Marino, General Counsel

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Tel: 215-963-5000
Fax: 215-963-5001
Email: mpeterson@morganlewis.com
Attn: Michael N. Peterson

COMPANY SIGNATURE PAGE